Exhibit 5.1

Form of Opinion

[Shearman & Sterling LLP Letterhead]

[            ]

Liberty Global plc (the “Company”)

38 Hans Crescent

London

SW1X 0LZ

Dear Sirs,

Registration Statement on Form S-4 – Exhibit 5.1

1.	INTRODUCTION

1.1	We are acting as English legal advisers to the Company, an English public limited company, in connection with (i) the Company’s proposal to create and issue three new classes of ordinary shares, designated the LiLAC Class A Ordinary Shares, the LiLAC Class B Ordinary Shares and the LiLAC Class C Ordinary Shares (the “Transaction”), which Transaction is to be approved by the Company’s shareholders pursuant to a series of shareholder proposals (the “Proposals”) described in the Registration Statement (as defined below), and (ii) the preparation and filing of the draft proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-199552) (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Transaction, it is proposed that the Company will issue ordinary shares of $0.01 nominal value per share in the following classes and up to the following amounts: [ ] LiLAC Class A Ordinary Shares, [ ] LiLAC Class B Ordinary Shares and [ ] LiLAC Class C Ordinary Shares (together, the “Shares”), to be issued as a bonus to holders of existing Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares, respectively, on the basis of one new LiLAC Ordinary Share for every 20 existing Liberty Global Ordinary Shares of the corresponding class.

1.2	In connection with the Registration Statement, we have been asked to provide an opinion on certain matters, as set out below. We have taken instructions in this regard solely from the Company.

2.	DOCUMENTS EXAMINED AND SEARCHES CONDUCTED

2.1	For the purpose of giving this opinion, we have examined the following documents and records, and made the following searches and enquiries:

(a)	a copy of the draft Registration Statement filed with the Securities and Exchange Commission on [ ];

(b)	copies of the Company’s certificate of incorporation, each certificate of incorporation on change of name, current articles of association, and proposed articles of association, each existing as at the date of the allotment and issue of the Shares;

(c)	the minutes and resolutions of the directors’ and shareholders’ meetings of the Company, each existing as at the date of the allotment and issue of the Shares;

(d)	a certificate addressed to us from Bryan H. Hall, the secretary of the Company, dated [ ] (the “Certificate”);

(e)	the results of our search on [ ] of the Company’s public records held by the Registrar of Companies (the “Company Search”); and

(f)	the results of our enquiry by telephone at the Companies Court in London of the Central Index of Winding Up Petitions on [ ] at [ ] [a.m./p.m.] with respect to the Company (the “Winding up Search”).

2.2	The documents, records, searches and enquiries referred to above are the only documents and records we have examined and the only searches and enquiries we have carried out for the purposes of giving this opinion.

3.	SCOPE

3.1	This opinion is limited to the laws of England and Wales as applied by the English courts as at the date of this letter. We have not investigated, and do not express or imply any opinion in relation to, the laws of any other jurisdiction and we do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

3.2	We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect the opinion expressed herein.

3.3	The opinion given in this letter is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to matters of fact.

3.4	This opinion shall be governed by and construed in accordance with English law.

4.	ASSUMPTIONS

In giving this opinion, we have assumed:

4.1	the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies and whether in electronic form or otherwise) and that such documents remain accurate, up to date and have not been amended or any provision thereof varied or waived since the date of submission to us;

4.2	that all copy documents submitted to us are complete and conform to the originals;

4.3	that all statements contained in the Certificate are true and correct as at the date of this letter and will so remain as at the date of allotment and issue of the Shares (the “Allotment Date”);

4.4	that the proposed articles of association of the Company examined by us are adopted without amendment prior to the Allotment Date;

4.5	that the board of directors of the Company will hold a duly convened, constituted and quorate meeting of duly appointed directors at which a resolution will be validly passed (such directors having disclosed all their relevant interests in the Transaction in accordance with the Companies Act 2006 and the constitution of the Company and none of the directors having an interest in the Transaction that is not permitted by the Companies Act 2006) to authorise the allotment and issue of the Shares, which resolution will remain in full force and effect without modification until the Allotment Date;

4.6	that the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this letter and will so remain as at the Allotment Date;

4.7	that the information revealed by our Winding up Search was accurate in all respects and has not since the time of such enquiry been altered;

4.8	that the Company has sufficient share premium to capitalise for the purpose of using its Shares;

4.9	that no additional matters would have been disclosed by company searches at the Registrar of Companies or the Companies Court being carried out since the carrying out of the searches and enquiries referred to in paragraph 2.1 above which would affect the opinion stated below and that the particulars disclosed by our searches and enquiries are true, accurate, complete and up to date;

4.10	that no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium which has not been revealed by our searches referred to above; and

4.11	that the term “non-assessable”, which has no recognised meaning in English law, for the purposes of this letter means that, under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional assessments or calls for further funds by the Company or any other person.

5.	OPINION

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Proposals shall have been approved by the Company’s shareholders; (iii) the directors have resolved that the Shares are allotted and issued; and (v) valid entries in the books and registers of the Company have been made.

6.	QUALIFICATIONS

The opinion given in this letter is subject to the qualifications and reservations set out below.

6.1	The Company Search is not capable of revealing conclusively whether or not:

(a)	a winding-up order has been made or a resolution passed for the winding up of the Company;

(b)	an administration order has been made;

(c)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(d)	a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

6.2	The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(a)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

(b)	in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

(c)	a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

(d)	details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)	with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

6.3	With regard to the opinion expressed in paragraph 5 that the Shares will be fully paid, we have relied solely upon statements to that effect in the Certificate (which statements we have assumed to be correct), and we have not carried out any further investigation thereof.

7.	CONSENT TO FILING

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included or made a part of the Registration Statement in respect thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder.

Yours faithfully,

Shearman & Sterling (London) LLP